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                                                                 EXHIBIT 99.B10


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 6 to the registration statement on Form N-4 (the "Registration Statement") of our report dated February 7, 1997, relating to the financial statements of Jackson National Life Insurance Company, and of our report dated February 14, 1997, relating to the financial statements of Jackson National Separate Account - I, which appear in such Statement of Additional Information, and to the incorporation by reference of our report into the Prospectus which constitutes part of this Registration Statement. We also consent to the reference to us under the heading "Services" in such Statement of Additional Information and the reference to us under the heading "Condensed Financial Information" in such Prospectus.

/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP
Milwaukee, Wisconsin
October 31, 1997